AMENDMENT NO. 1

TO THE SUBADVISORY AGREEMENT

This Amendment No. 1 (the “Amendment”), made and entered into as of March 11, 2020, is made a part of the Subadvisory Agreement between Columbia Management Investment Advisers, LLC, a Minnesota limited liability company (“Investment Manager”) and Baillie Gifford Overseas Limited, a company incorporated in Scotland under Registered Number 084807 and having its registered office at Calton Square, 1 Greenside Row, Edinburgh, Scotland (“Subadviser”), dated March 7, 2018 (the “Agreement”).

WHEREAS, Investment Manager and Subadviser desire to amend the Agreement.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.	The following shall be, and is hereby added as Section 22 to the Agreement:

Delegation.  Subadviser may delegate some or all of its duties under this Agreement to affiliated or unaffiliated subadvisers (each a “Subadviser-Delegatee”); provided, however, that (i) Subadviser provides written notice to Investment Manager, (ii) any delegation of advisory duties is subject to and conditioned on the Fund Boards’ and/or Fund shareholder’s approval pursuant to Section 15 of the 1940 Act, (iii) no additional charges, fees or other compensation will be paid for such services, (iv) Subadviser hereby agrees to advise Investment Manager of any changes required to be made to the disclosure in the Fund’s registration statement relating to the Fund’s portfolio managers provided by Subadviser or any Subadviser-Delegatee, and (v) Subadviser always remains liable to the Investment Manager and the Fund for its obligations hereunder regardless whether services hereunder are provided by Subadviser or any Subadviser-Delegatee.  To the extent that such delegation occurs, references to the provision of services by Subadviser herein shall be deemed to include reference to any Subadviser-Delegatee, as the context may require.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the day and year first above written.

Columbia Management Investment Advisers, LLC		Baillie Gifford Overseas Limited
By:	/s/ David A. Weiss	By:	/s/ Kathrin Hamilton
	Signature		Signature
Name:	David A. Weiss	Name:	Kathrin Hamilton
	Printed		Printed
Title:	Assistant Secretary	Title:	Director

Date:March 11, 2020